Exhibit to Question 77(d)

E*TRADE ASSET MANAGEMENT, INC.

E*TRADE FUNDS
Procedures for Compliance with the iShares Order
I. 	Introduction
In April 2003, iShares Trust and iShares, Inc. (collectively,
 "iShares Funds") were granted exemptive relief from Section 12(d)
(1) of the Investment Company Act of 1940, as amended ("1940 Act"), by the Securities and Exchange
Commission ("SEC") in the form of an order ("iShares Order"). The iShares Order permits investment companies to invest in the iShares Funds in excess of the Section 12(d)(1) limits, subject to certain conditions specified in the iShares Order ("Conditions").
The Board of Trustees of the E*TRADE Funds, including a majority of the Trustees who are not "interested" as that term is defined in
Section 2(a)(19) of the 1940 Act ("Independent Trustees"), has
approved the following procedures designed to comply with the
Conditions and to ensure that E*TRADE Asset Management, Inc. ("ETAM")
 and World Asset Management ("WAM" and,
together with ETAM, the "Advisers") conduct the investment program for each series of the E*TRADE Funds listed in Appendix A
("Investing Funds") in such a manner as to (a) not cause any existing or potential investment by an Investing Fund in an iShares Fund to influence the terms of any services or transactions between the Investing Fund or an Investing Fund Affiliate (as such term is defined below) and the iShares Fund or an iShares Fund Affiliate
(as such term is defined below) and (b) assure that the Advisers have not taken into account any consideration received by the
Investing Funds or Investing Fund Affiliates from an iShares Fund or an iShares Fund Affiliate in connection with any services or
transactions. II. 	Definitions
The iShares Order uses certain defined terms, which have been adopted for use in these Procedures and are set forth below:
Affiliated Underwriting. An offering of securities during the existence of an underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate.
Investing Fund. A management investment company or unit investment trust registered under the 1940 Act that is not part of the same
"group of investment companies" as the iShares Funds within the meaning of Section 12(d)(1)(G)(ii) of the 1940 Act and that enters into a participation agreement with an iShares Fund.
Investing Fund Affiliate.  An investment adviser, sponsor, promoter, and principal underwriter of an Investing Fund, and any person controlling, controlled by, or under common control with any of those
 entities.Investing Fund Advisory Group. ETAM, WAM, any person controlling, controlled by, or under common control with ETAM or WAM
, and any investment company and any issuer that would be an investment company but for Sections 3(c)(1) or 3(c)(7) of the 1940
Act that is advised by ETAM or WAM, or any person controlling, controlled by, or under common control with ETAM or WAM.
iShares Fund Affiliate.  An investment adviser, promoter, sponsor and principal underwriter of an iShares Fund, and any person controlling, controlled by, or under common control with any of those entities.iShares Funds.  Open-end iShares Funds and UIT
iShares Funds, collectively.
Open-end iShares Fund.  An open-end exchange-traded fund ("ETF").
UIT iShares Fund. A unit investment trust ETF. Please note that currently there are no UIT iShares Funds.
Underwriting Affiliate. A principal underwriter in any underwriting or selling syndicate that is an officer, director, member of an advisory board, investment adviser, employee or sponsor of the
Investing Fund, or a person of which any such officer, director, member of an advisory board, investment adviser, employee or sponsor is an affiliated person.
III. 	Selection of Portfolio Investments
A. 	Consideration Paid by iShares Funds
The Advisers will conduct each Investing Fund's investment program without taking into account the consideration (if any) paid by an iShares Fund or an iShares Fund Affiliate to the Investing Fund or an Investing Fund Affiliate
in connection with any services or transactions.  To this end, each of the Advisers will waive any fees otherwise payable to it by an Investing Fund in an amount at least equal to any compensation received by the Advisers or an affiliated person of the Advisers from any iShares Fund (in the form of Rule 12b-1 fees or otherwise)
 in connection with the investment by the Investing
Fund in the iShares Fund.
B. 	Section 2(a)(9) Control
Pursuant to Condition 1 of the iShares Order, each of the Advisers will monitor its investments in iShares across the Investing
Fund's Advisory Group so as to avoid gaining control of an iShares
Fund within the meaning of Section 2(a)(9) of the 1940 Act. Current information regarding the outstanding shares of each of the iShares Funds can be found at the following web address: http://www.amextrader.com/asp/datapage.asp#Footnote.
In the event the Investing Fund Advisory Group becomes a holder of more than 25% of the outstanding voting securities of an iShares
Fund as a result of a decrease in the outstanding voting
securities of that iShares Fund, the
Advisers will coordinate the voting of the Investing Fund Advisory Group's shares of the iShares Fund in the same proportion as the vote of all other holders of shares of the iShares Fund.
C. 	Undue Influence in Connection with Services or Transactions
Pursuant to Condition 2 of the iShares Order, neither an Investing
Fund nor any Investing Fund Affiliate will knowingly cause an
Investing Fund's current or proposed potential investment in an
iShares Fund to influence the terms of any services or transactions between the Investing Fund or any Investing Fund Affiliate and the iShares Fund or iShares Fund Affiliate.Specifically, no Investing
 Fund or Investing Fund Affiliate will, in
connection with any current or proposed service, transaction or relationship, state or otherwise imply that the progress and/
or outcome of, or fees to be paid or received in connection with, such service, transaction or relationship, will impact the
decision of an Investing Fund or Investing Fund Affiliate to buy or sell shares of an iShares Fund.
D. 	Disclosure
Before an Adviser may cause an Investing Fund to exceed the
5% or 10% limitations in Sections 12(d)(1)(A)(ii) and (iii)
of the 1940 Act with respect to an investment in any iShares
Fund, the Investing Fund must have disclosed in its prospectus, in "plain English," that (1) it may invest in
ETFs, and (2) investments in ETFs have unique characteristics, including, but not limited to, the expense structure and
additional expenses associated with investing in ETFs.
IV. 	Order Solicitations
As required by Condition 6 of the iShares Order, no Investing Fund or Investing Fund Affiliate will cause an iShares Fund to purchase a security from any Underwriting Affiliate. Specifically, neither an Investing Fund nor any Adviser will state or otherwise imply that any decision by an iShares Fund to purchase a security from an Underwriting Affiliate will impact the decision of an Investing Fund or Investing Fund Affiliate to buy or sell shares of an iShares Fund.
V. 	Monitoring Affiliate Relationships
As provided by Condition 9 of the iShares Order, no Adviser will cause an Investing Fund to acquire more than 3% of an iShares Fund's total outstanding voting shares until the Investing Fund has executed a Participation Agreement with the iShares Funds (in substantially the form shown in Appendix B) that states, without limitation, that the Board(s) and the Adviser(s) to an
Investing Fund understand the terms and conditions of the iShares
Order and agree to fulfill their responsibilities under the iShares
Order.
In addition, as also required by Condition 9 of the iShares Order, an Adviser will, upon causing an Investing Fund to acquire more than
3% of an Open-end iShares Fund's outstanding voting shares, (i)
notify the Open-end iShares Fund of the investment, and (ii)
transmit to the Open-end iShares Fund a list of the names of each Investing Fund Affiliate and Underwriting Affiliate.
The relevant Adviser, on behalf of the Investing Fund, will notify the Open-end iShares Fund of any changes to the list of the names of Investing Fund Affiliates and Underwriting Affiliates as soon as reasonably practicable after a change occurs.
VI. 	Annual Compliance Certifications
The Advisers will present to the Board annually a certification as to whether all investments in iShares by the Investing Funds in excess of the Section 12(d)(1) of the 1940 Act limits were made without taking into account any consideration paid by an iShares Fund or an iShares Fund Affiliate to the Investing Fund or an Investing
Fund Affiliate in connection with any services
or transactions.  The Advisers will report to the Board, and provide an explanation for, any such investment that did not comply with this condition.
In preparing the certification, the Advisers will affirm that (i) in selecting any iShares Fund for investment by the Investing Fund, the portfolio manager did not take into account any consideration paid by an iShares Fund or an iShares Fund Affiliate to the Investing Fund or an Investing
Fund Affiliate in connection with any services or transactions, (ii)
the investment was consistent with the investment objectives and policies of the Investing Fund, and (iii) the investment was in the best interests of the Investing Fund.
VII. 	Miscellaneous
The Boards of Trustees of each of the E*TRADE Funds, including a majority of the Independent Trustees, will review and initially approve these procedures and will review these procedures from time to time thereafter as necessary or appropriate.
Before approving any advisory contract under Section 15 of the 1940
Act, the Board of the Investing Funds, including a majority of the Independent Trustees, must find that the advisory fees charged under the advisory contract are based on services provided that will be in addition to, rather than duplicative of, the services provided under the advisory contract of any Open-end iShares Fund in which an Investing Fund may invest. This finding and its basis must be recorded fully in the minute books of the appropriate Investing Fund(s).These Procedures may be amended from time to time as long as such amendments are consistent with the Conditions in the iShares Order and the Advisers report to the Board any material amendments to the Procedures no later than the next regularly scheduled Board meeting following the effective date of any material amendment. The Advisers, to the extent applicable, and the applicable E*TRADE Fund(s) will maintain and preserve for a period of not less than six years from the end of the fiscal year during which an Investing Fund invested in an iShares Fund in excess of the Section 12(d)(1) limits (the first two years in an easily accessible place), a written record of each such investment and the determinations made pursuant to these procedures.
The Advisers and the applicable Investing Fund(s) will maintain and permanently preserve these Procedures, and any modifications thereto, in an easily accessible place with the records of the Advisers and the applicable Investing Fund(s).In addition, each Investing Fund that acquires more than 3% of a iShares Fund's outstanding shares will maintain and preserve a copy of the iShares Order, the executed Participation Agreement (referred to in Section V above), and, in the case of an Open-end iShares Fund, the list of the names of Investing Fund Affiliates and Underwriting Affiliates (referred to in Section V above) with any updated information for a period of not less than six years from the end of the fiscal year in which any investment occurred, the first two years in an easily accessible place.
Adopted:  February ___, 2004

APPENDIX A

List of Investing Funds

E*TRADE Funds

[E*TRADE Asset Allocation Fund
E*TRADE Bond Fund
E*TRADE International Index Fund
E*TRADE Russell 2000 Index Fund
E*TRADE S&P 500 Index Fund
E*TRADE Technology Index Fund]




APPENDIX B
FORM OF

PARTICIPATION AGREEMENT



	THIS AGREEMENT, dated as of _____________, 2004, between E*TRADE Funds, a Delaware statutory trust organized under the laws of the
State of Delaware, on behalf of itself or its separate series listed on Schedule A, severally and not jointly (each, an "Investing Fund"), and iShares Trust, a business trust organized under the laws of the State of Delaware, and iShares, Inc., a corporation organized under the laws of the State of Delaware, each on behalf of its respective iShares series, severally and not jointly
(each an "iShares Fund" and collectively the "iShares Funds").

	WHEREAS, Investing Fund and the iShares Funds each are registered with the U.S. Securities and Exchange Commission ("SEC") as open-end management investment companies under the Investment Company Act of
1940  (the "1940 Act")
;

	WHEREAS, section 12(d)(1)(A) and (B) of the 1940 Act limits the ability of an investment company to invest in shares of another investment company, and therefore limits the ability of an Investing Fund to invest in shares of an iShares Fund;

	WHEREAS, iShares Trust and iShares, Inc., on behalf of each iShares Fund, have obtained an order from the SEC dated April 15,
 2003 (the "iShares Order"), that permits registered investment companies to invest in the iShares Funds in excess of the limits set forth in section 12(d)(1)(A) and (B) in accordance with the conditions of the iShares Order and the representations in the application filed to obtain such Order (the "iShares Application"); and

WHEREAS, the Investing Fund may, from time to time, invest in shares of one or more iShares Funds in excess of the limitations of section 12(d)(1)(A) and (B) in reliance on the iShares Order;

	NOW THEREFORE, in consideration of the potential benefits to the Investing Fund and the iShares Funds arising out of the Investing Fund's investment in iShares Funds, the parties agree as follows.

1. Representations and Obligations of the iShares Funds.
(a) The iShares Funds have provided to the Investing Fund a copy of the
(b) iShares Order and the related SEC Notice of Application for such Order (attached hereto as Schedule B). The iShares Funds will promptly provide the Investing Fund with (i) a copy of any
amendments to the iShares Order, and (ii) a copy of the iShares Application upon request.
(c) In connection with any investment by an Investing Fund in an iShares Fund, the iShares Fund agrees (i) to comply with the terms and conditions of the iShares Order and this Agreement, and (ii) to promptly notify the Investing
(d) Fund if such iShares Fund fails to comply with the terms and conditions of the iShares Order or this Agreement.
2. Representations and Obligations of the Investing Funds.
(a) Pursuant to Condition 9 of the iShares Order, each Investing
Fund represents that the board of trustees of the Investing Fund and the Investing Fund's adviser understand the terms and conditions of the iShares Order and that each agrees to fulfill its responsibilities under the iShares Order.
(b) Pursuant to Condition 9 of the iShares Order, each Investing
Fund will promptly notify the iShares Funds in writing at the time of any investment by such Fund in an iShares Fund in excess of the 3% limit in Section 12(d)(1)(A)(i).
(b) Each Investing Fund will promptly notify the iShares Funds in writing of
(c) any purchase or acquisition of shares of an iShares Fund that causes such Investing Fund to hold (i) 5% or more of such iShares Fund's total outstanding voting securities, and (ii) 10% or more of such iShares Fund's total outstanding voting securities.
(d) To the extent an Investing Fund holds 5% or more of the total outstanding voting securities of an iShares Fund, the Investing
Fund agrees to vote its shares in the same proportion as the vote of all other holders of shares of such iShares Fund.
(e) If an Investing Fund exceeds the 5% or 10% limitations in Sections 12(d)(1)(A)(ii) or (iii), the Investing Fund, as required by the iShares Application, will disclose in its prospectus in
"Plain English":
(1)	That it may invest in exchange-traded funds; and
(2) The unique characteristics of the Investing Fund investing in exchange-traded funds, including but not limited to, the basic expense structure and additional expenses, if any, of investing in exchange-traded funds.
(f) Each Investing Fund: (i) acknowledges that it has received a copy of the iShares Order and the related SEC Notice of Application for such Order; (ii) agrees to adhere to the terms and conditions of the iShares Order and this Agreement and to participate in the proposed transactions in a manner that addresses the concerns underlying the iShares Order; (iii) represents that investments in the iShares Funds will be accomplished in compliance with its investment restrictions and will be consistent with the investment policies
(g) set forth in its registration statement; (iv) acknowledges that it may rely on the iShares Order only to invest in iShares Funds and not in any other investment company; and (v) agrees to promptly notify the iShares Funds if it fails to comply with the iShares
Order or this Agreement.
3. Indemnification.
Each Investing Fund agrees to hold harmless and indemnify the iShares Funds, including any principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred
by or claims or actions ("Claims") asserted against the iShares Funds, including any principals, directors or trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by the Investing Fund of any provision of this Agreement or (ii) a violation or alleged violation by the Investing Fund of the terms and conditions of the
 iShares Order, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.The iShares Funds agree to hold harmless and indemnify an Investing Fund, including any directors or trustees, officers, employees and agents, against and from any Claims asserted against the Investing Fund, including any directors or trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by the iShares Fund of any provision of this Agreement or (ii) a violation or alleged violation by the iShares Fund of the terms and conditions of the iShares Order, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.
4. Notices.
	All notices, including all information that either party is required to provide under the terms of this Agreement and the terms and conditions of the iShares Order, shall be in writing and shall be delivered by registered or overnight mail, facsimile
, or electronic mail to the address for each party specified below
 (which address may be changed from time to time by written notice to the other party).
If to the Investing Fund:
		[Name]
		c/o [Company]
		[Address]
		[City, State, ZIP]
		Fax:
		Email:

If to the iShares Funds:
Nigel Pitters
U.S. Legal Group
Barclays Global Investors, N.A.
45 Fremont Street
San Francisco, CA 94105
Fax: (415) 618-5142
			Email: nigel.pitters@barclaysglobal.com
With a copy to:
David Lenik
U.S. Compliance Group
Barclays Global Investors, N.A.
45 Fremont Street
San Francisco, CA 94105
Fax: (415) 618-1679
			Email: bgiuscompliance@barclaysglobal.com
5.	Termination; Governing Law.

(a) This Agreement will continue until terminated in writing by either party upon sixty (60) days' notice to the other party, provided, however, that the obligation of an Investing Fund in
Section 2(d) above shall survive the termination of this Agreement. This Agreement may not be assigned by either party without the prior written consent of the other.
(b) This Agreement will be governed by Delaware law without regard to choice of law principles.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


Each of the Funds listed on Schedule A, severally and not jointly, on behalf of itself or each of its series

_______________________
Name:
Title:


ISHARES, INC., on
behalf of each of its series

________________________
Name:	 Michael A. Latham
Title:    Secretary and Treasurer

ISHARES TRUST, on
behalf of each of its series

________________________
Name:	 Michael A. Latham
Title:   Secretary and Treasurer






SCHEDULE A
List of Funds

E*TRADE Funds

[E*TRADE Asset Allocation Fund
E*TRADE Bond Fund
E*TRADE International Index Fund
E*TRADE Russell 2000 Index Fund
E*TRADE S&P 500 Index Fund
E*TRADE Technology Index Fund]

10


	- 2 -








10


	- 11 -